UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Broadridge Financial Solutions, Inc. (the “Company”) previously reported on a Form 8-K filed on February 3, 2010, that the Compensation Committee (the “Committee”) of the Board of Directors of the Company had approved the grant of special stock options under the Company’s 2007 Omnibus Award Plan to certain of the Company’s corporate officers. The Company is filing this amendment to correct the grant date of such options which is February 8, 2010 and not February 10, 2010 as reported, and to provide the exercise prices. The special stock option grants approved for the Company’s principal executive officer, principal financial officer and three of the most highly compensated executive officers of the Company are as follows:

Corporate Officer	Number of Shares Underlying Options	Exercise Prices
Richard J. Daly Chief Executive Officer	379,500	126,500 @ $21.39
		126,500 @ $23.53
		126,500 @ $25.67

Dan Sheldon Vice President, Chief Financial Officer	83,375	27,791 @ $21.39
		27,792 @ $23.53
		27,792 @ $25.67

John Hogan President and Chief Operating Officer	195,500	65,166 @ $21.39
		65,167 @ $23.53
		65,167 @ $25.67

Joseph Barra Vice President, Clearing and Outsourcing Solutions	66,125	22,041 @ $21.39
		22,042 @ $23.53
		22,042 @ $25.67

Robert Schifellite Vice President, Investor Communication Solutions	77,625	25,875 @ $21.39
		25,875 @ $23.53
		25,875 @ $25.67

All of the special stock options have a 10-year term, subject to earlier expiration upon the occurrence of certain events. One-third of the stock options granted will vest per year on the anniversary of the grant date and will be fully vested on February 8, 2013, subject to the respective officer’s continued service through such date.

As previously reported by the Company on February 26, 2008, the special stock option grants are part of a multi-year grant program approved by the Committee in furtherance of the Committee’s long-term goal of having the corporate officers own directly, or have granted to them in the form of stock options and restricted shares/units, five percent of all Company shares outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2010

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/S/ ADAM D. AMSTERDAM
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary